UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2015
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2015, Cinedigm Corp. (the “Company”) announced that it is restructuring corporate responsibilities and will eliminate the  current chief operating officer position.  Effective October 16, 2015 (the “Departure Date”), COO Adam Mizel will transition to a consulting role with the Company, focused on business development opportunities.

In connection with his transition, Mr. Mizel and the Company entered into a Severance Agreement, dated October 16, 2015 (the “Severance Agreement”), which provides that: (i) the Company will pay Mr. Mizel $425,000 in twelve (12) equal monthly installments in accordance with the Company’s regular payroll practices, which shall be subject to a duty to mitigate by Mr. Mizel seeking other employment; and (ii) Mr. Mizel shall serve as a consultant to the Company for up to six (6) months following the Departure Date, in connection with which he shall report to Chris McGurk, the Company’s Chief Executive Officer, and assist the Company with various transition matters, and for which services he shall be compensated at the rate of $500 per hour.  The Severance Agreement provides that Mr. Mizel shall release the Company from any claims or other amounts due to him, including, without limitation, obligations under the employment agreement between Mr. Mizel and the Company dated as of October 15, 2013, as amended, as well as other terms customary in an executive severance agreement.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Severance Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Company issued a press release on October 16, 2015 announcing the departure of Mr. Mizel, a copy of which is furnished as Exhibit 99.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders on October 15, 2015 (the “Annual Meeting”) of Cinedigm Corp. (the “Company”), the stockholders of the Company voted on four proposals. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to our Board of Directors.  Details of the voting are provided below:

Proposal 1:

To elect eight (8) members of the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Withheld	Broker Non-Votes
Christopher J. McGurk	24,964,504	607,272	30,192,971
Peter C. Brown	24,913,296	658,480	30,192,971
Patrick W. O’Brien	24,914,227	657,549	30,192,971
Martin B. O’Connor II	24,825,539	746,237	30,192,971
Zvi M. Rhine	24,948,590	623,186	30,192,971
Andy Schuon	24,965,181	606,595	30,192,971
Laura Nisonger Sims	24,799,213	772,563	30,192,971
Blair M. Westlake	24,975,144	596,632	30,192,971

Proposal 2:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
To amend the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of Class A Common Stock, subject to the Board’s discretion.	47,827,236	7,872,071	65,440	n/a

Proposal 3:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve by non-binding vote, executive compensation.	15,586,681	4,766,768	5,218,327	30,192,971

Proposal 4:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2016.	55,259,364	247,606	257,777	n/a

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement, dated as of October 16, 2015, between the Company and Adam M. Mizel.

99.1	Press Release dated October 16, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of October 16, 2015

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement, dated as of October 16, 2015, between the Company and Adam M. Mizel.
99.1	Press Release dated October 16, 2015.